As filed with the Securities and Exchange Commission on March 21, 1997

                                                 REGISTRATION NO. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GENERAL ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

            New York                                    14-0689340
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              3135 Easton Turnpike
                        Fairfield, Connecticut 06431-0001
          (Address of Principal Executive Offices, including Zip Code)

                         GE SAVINGS AND SECURITY PROGRAM
                            (Full title of the Plan)

                                Robert E. Healing
                                Corporate Counsel
                              3135 Easton Turnpike
                          Fairfield, Connecticut 06431
                     (Name and address of agent for service)

                                 (203) 373-2243
          (Telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to public:
               As Employee Contributions and Company Payments are
                        Periodically Made to the Program

                         CALCULATION OF REGISTRATION FEE

                                              Proposed maximum       Proposed maximum
Title of securities     Amount to be          offering price per     aggregate offering     Amount of
To be registered        registered (1) (2)    share (3)              price (3)              registration fee
----------------------- --------------------- ---------------------- ---------------------- ---------------------
Common Stock, $0.32     15,000,000 shares     $103.0625              $1,545,937,500         $468,465.91
par value
----------------------- --------------------- ---------------------- ---------------------- ---------------------


(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the account of participants.
(3) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for March 19, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                      REGISTRATION OF ADDITIONAL SECURITIES

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE


General Electric Company ("GE") and the GE Savings and Security Program ("the Program") hereby incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed on behalf of GE and the S&S Program on April 30, 1992 (File No. 33-47500).

                                     EXPERTS

The financial statements of General Electric Company and consolidated affiliates as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, appearing in General Electric Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement for the GE Savings and Security Program on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on March 21, 1997.

                                            GENERAL ELECTRIC COMPANY



                                       By:  Philip D. Ameen
                                            Vice President and Comptroller


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                      Title                              Date
---------                      -----                              ----



*Dennis D. Dammerman           Principal Financial Officer        March 21, 1997




Philip D. Ameen                Principal Accounting Officer       March 21, 1997



*John F. Welch, Jr.            Chairman of the Board of Directors
                               Principal Executive Officer


*D. Wayne Calloway             Director
*Paolo Fresco                  Director
*Robert E. Mercer              Director
*Sam Nunn                      Director
*John D. Opie                  Director
*Roger S. Penske               Director
*Barbara Scott Preiskel        Director
*Douglas A. Warner III         Director


A Majority of the Board of Directors



*By: Philip D. Ameen
     Attorney-in-Fact
     March 21, 1997

                                   SIGNATURES

THE PROGRAM. Pursuant to the requirements of the Securities Act of 1933, as amended, GE Savings and Security Trust on behalf of the GE Savings and Security Program, the GE S&S Program Mutual Fund and the GE S&S Long-Term Interest Fund have each duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and State of Connecticut on the 21st Day of March, 1997.

                          GE SAVINGS AND SECURITY TRUST
                           GE S&S PROGRAM MUTUAL FUND
                         GE S&S LONG-TERM INTEREST FUND



Signer                                      Title

*John H. Myers, Chairman                    Trustee
*Eugene K. Bolton                           Trustee
*Michael J. Cosgrove                        Trustee
*Ralph R. Layman                            Trustee
*Alan M. Lewis                              Trustee
*Robert A. MacDougall                       Trustee
*Donald W. Torey                            Trustee


A Majority of the Trustees



*By:  Philip D. Ameen
      Attorney-in-Fact
      March 21, 1997

                                INDEX TO EXHIBITS

Exhibit 4(a) Certificate of Incorporation of the Registrant, as amended and currently in effect (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K filed April 28, 1994)

Exhibit 4(b) By-laws of the Registrant, as amended and currently in effect (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K filed April 28, 1994)

Exhibit 5       Opinion of Robert E. Healing*

Exhibit 23(a):  Consent of KPMG Peat Marwick LLP*

Exhibit 23(b):  Consent of Robert E. Healing (included in Exhibit 5)*

Exhibit 24(a):  Power of Attorney of certain Officers and Directors of GE*

Exhibit 24(b):  Power of Attorney for certain Trustees*

*Filed electronically herewith